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Verint Systems Inc. disclosed the following presentation slides and may in the future issue the same or substantially similar presentation slides from time to time:


VERINT

Customer Engagement

Cloud and Automation Strategy

May 20, 2019

Disclaimers

Forward Looking Statements

This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint's actual results to differ materially from those indicated in its forward-looking statements, see Verint's prior filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles ("GAAP"), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendices to this presentation, Verint's earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint's website Verint.com.

Additional Information

Verint has filed a definitive proxy statement on Schedule 14A and form of associated WHITE Proxy Card with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting (the "Definitive Proxy Statement"). Details concerning the nominees of Verint's Board of Directors for election at the 2019 Annual Meeting are included in the Definitive Proxy Statement. Verint has mailed solicitation materials, including a WHITE proxy card, to stockholders of record entitled to vote at the 2019 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF VERINT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING VERINT'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders are able to obtain a free copy of the Definitive Proxy Statement and these other documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Verint at http://www.verint.com/investor-relations as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Verint, its directors and certain of its officers and other employees will be deemed to be participants in the solicitation of Verint's stockholders in connection with Verint's 2019 Annual Meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons is set forth in the Definitive Proxy Statement filed with the SEC in connection with Verint's 2019 Annual Meeting. Additional information regarding the interests of participants of Verint in the solicitation of proxies in respect of Verint's 2019 Annual Meeting will be filed with the SEC when they become available. Stockholders will be able to obtain a free copy of the Definitive Proxy Statement and other documents filed by Verint with the SEC from the sources listed above.

Cloud Strategy

A Highly Differentiated Cloud Offering, at Every Layer

Differentiations that Make it Easy to Transition to the Cloud

1. Applications

Multi-Tenant & Open Architecture

Feature-Parity

Scale from SMB to Enterprise

2. Go-To-Market

Differentiated Flexibility

Enable Cloud Journey At Customer's Pace

Managed Services On Top Of SaaS

3. Operations

Global, Scalable, Secure

Targeting 80% SaaS Gross Margins

Powered by AWS and Azure

Cloud Market Trends

- Cloud adoption accelerating; varies by buyers
  - Digital and marketing buyers – High
  - Operational buyer – Low but accelerating
  - Compliance and fraud buyers – Low but accelerating

- Enterprise customers seek cloud flexibility
  - Customers are adopting cloud at their own pace depending on their cloud journey
  - Seeking partners that can help them evolve without disruption

- Maintenance conversion early and accelerating
  - Existing on-premise solutions are starting to move to the cloud
  - Migration driven by customers' desire to reduce cost and gain agility

Differentiation #1: Applications



Feature-Parity: Market-leading functionality on-premise and in the cloud. Protects investment and facilitates maintenance conversion.



SMB-to-Enterprise: Highly scalable, so SMB customers get access to features previously unavailable to them in the market.

Uber Grows Rapidly with Verint Cloud Applications



Uber:

- Net new to Verint in last 12 months. Started with 4K users
- Rapid expansion. Today more than 10k+ users, and expansion of product set from WEM to Compliance
- 10 countries / 19 languages

Why Verint:

- The application features they needed in the cloud, along with the scale and global presence required

Large Insurance Provider Benefits from Feature Parity



Large Insurance Company:

- 7K users currently in the Verint Cloud
- Long-time on-premise customer
- Expanding to 8 applications in transition

Why Verint:

- Same feature rich applications with an easy transition

Differentiation #2: Go-to-Market



Differentiated Flexibility: Deployment options that enable customers to set their own cloud journey.



Managed Services on Top of SaaS: When customers need extra IT, business or administrative services.

Guardian Life Benefits from Deployment Flexibility



Guardian Life:

- Long-time on-premise customer expanding to the cloud gradually
- On-premise, Verint Cloud, other cloud – working together seamlessly

Why Verint:

- Verint offered cloud flexibility others did not
- Verint worked with their on- premise and cloud ACD

Optional Managed Services on Top of SaaS

- Verint SaaS includes industry-standard managed services
- Verint also uniquely provides optional above-and-beyond managed services
  - Business services, such as survey creation (that we are productizing over time)
  - IT services, such as user administration or changes (that we are further automating)
  - Customer engagement services that leverage Verint's unique business-focused expertise



Differentiation #3: Cloud Operations

Rock-Solid Cloud: Global presence utilizing AWS/Azure with leading security accreditations and world-class operations; fully scalable and depended upon by the world's largest enterprises today.

Efficient and Accretive: Now targeting new cloud deployments at 80% SaaS gross margins.

Leading Travel Company Benefits from Verint's Global Scale


Virginia
Frankfurt

Verint solutions support over 150 locations for this customer worldwide:

- Argentina
- Austria
- Belgium
- Brazil
- Canada
- Chile
- China
- Columbia
- Costa Rica
- Czech Republic
- Denmark
- Egypt
- Finland
- France
- Germany
- Greece
- Hungary
- Ireland
- Italy
- Luxembourg
- Mexico
- Netherlands
- New Zealand
- Poland
- Romania
- Spain
- Sweden
- Switzerland
- United Kingdom
- United States

- Customer operates at global scale. We were uniquely positioned to meet those requirements
- 8K users of Workforce Engagement, Compliance and VOC, with centralized global view
- Leverage Verint's global SaaS footprint on AWS

Driving Greater Cloud Operational Efficiencies

- Now targeting 80% gross margins for new SaaS contracts
- Now over 70% of operations staff in low-cost centers
- Improved AWS/Azure pricing as we continue to scale
- Product optimizations lead to decreased infrastructure charges
- Automation of new customer environments
- Use automation to increase efficiencies in our operations

Customer Engagement - Three Year Targets

Customer Engagement - Three Year Targets

Revenue
~$1.1 Billion

10% CAGR

Cloud >40%
of Total Revenue

Recurring ~70%
of Total Revenue

~30%
Adjusted EBITDA Margins

GM Expansion + OPEX Leverage

Three Year Target Detail: More Recurring Revenue and Expanding Margins

(Non-GAAP unless otherwise noted, $s in Millions)

		FY19 (1/31/19)	FY22 Targets (1/31/22)
Revenue	**Total** (@ 10% CAGR)	811	~1,080
	Recurring Revenue (Cloud and Maintenance)	*481*	*~750*
	Nonrecurring (On-Premise and Services)	*330*	*Similar Level*
	% Recurring [(1)]	59%	~70%
	Cloud (@ 40% CAGR) [(2) (3)]	165	~450
	% SaaS [(1)]	*~75%*	*~85%*
	% Managed Services [(1)]	*~25%*	*~15%*
	% Cloud	20%	>40%
Margins	**Gross Margin**	69.0%	~70%
	Recurring revenue (Cloud and Maintenance)	*Mid to High 70%s*	*Similar Level*
	Nonrecurring (On-Premise and Services)	*Mid 50%s*	*Similar Level*
	Operating Margin	25.9%	~27.5%
	Adjusted EBITDA Margin	28.3%	~30%

(1) GAAP and Non-GAAP

(2) Cloud guidance 30% to 40% CAGR; 40% CAGR assumed for Cloud revenue target.

(3) SaaS includes primarily subscription licenses bundled with managed services, as well as, some term licenses with managed services sold separately.

V

Maintenance and Cloud Dynamics

Maintenance Conversion Opportunity	- Maintenance to Cloud Conversion Beginning - Currently more than $300 million maintenance revenue 2x uplift potential - Maintenance conversion: starts small this year and accelerates - Opportunity to upsell with conversion - Cloud first strategy
Conversion Dynamics	- Maintenance revenue: expecting flat to modest decline over next three years - New maintenance from new on-premise deals; offset by conversion to cloud - Recurring Revenue Renewal Rates: 90%+ - Recurring Revenue Gross Margins: remain high 70%s over next three years - Due to mix of SaaS, maintenance and managed services

Automation Strategy

Leading Organizations Partner with Verint

Simplify. Modernize. Automate.

MERCK | HSBC | Walmart | AIG | BMW GROUP | CVS Health

AVIVA | Cigna | Nationwide | Capital One | COMCAST | verizon | Uber

Allianz | State Farm | NEW YORK LIFE | MassMutual FINANCIAL GROUP | TESCO

Liberty Mutual INSURANCE | Humana | CardinalHealth™ | Santander | EXPRESS SCRIPTS | P&G

T Deutsche Telekom | NISSAN | ups | charles SCHWAB | J.P.Morgan | GEICO

Elevating CX Without Increasing Headcount

Has Become Much More Challenging Due to Greater Complexity

The voice-centric contact center of old, where the average interaction is simple and repetitive, is evolving rapidly

Digital transformation has expanded customer interaction channels

Customers expect personalized treatment which requires extensive customer analytics

Customer interactions are more complex, more likely to be problems, and expectations for journey context are high

Budgets are tight despite the pressure to improve customer engagement

Our Portfolio: Elevating CX and Reducing Operating Cost

Automating Customer Engagement Processes Across the Enterprise

Powered by Verint's Cloud Platform

Enterprise Functions	CONTACT CENTER BACK OFFICE	DIGITAL /MOBILE	MARKETING	FRAUD AND COMPLIANCE
Verint Software	HYBRID WORKFORCE ENGAGEMENT	AUTOMATED SELF SERVICE	VOICE OF THE CUSTOMER INSIGHTS	FRAUD AND COMPLIANCE AUTOMATION

Verint Automation Approach

Automation is Critical to Achieving Customer Engagement Strategic Objectives

Automation Everywhere

- Hierarchy of intertwined processes
- "Top Down" approach
- "Bottom Up" innovation

Verint Go-to-Market

- Customer engagement expertise
- Automating existing processes
- Enabling process transformation

The Customer Engagement Process

Hierarchy of Intertwined Processes

Enterprise Functions	CONTACT CENTER BACK OFFICE	DIGITAL/MOBILE	MARKETING	FRAUD AND COMPLIANCE
Verint Software	HYBRID WORKFORCE ENGAGEMENT	AUTOMATED SELF SERVICE	VOICE OF THE CUSTOMER INSIGHTS	FRAUD AND COMPLIANCE AUTOMATION
	Desktop Processes	Interaction Process	Feedback Collection	Compliance
	Quality Processes	Knowledge Process	VoC Analytics Process	Authentication
	Scheduling Process	Quality Process	Action Process	Fraud Process

Customer Engagement Automation Requires Unique Approach

New Boardroom Initiatives Drive Strong Demand for Automation

- Horizontal automation solutions
  - Robotics frameworks and toolkits
  - Enable automation of simple and repetitive processes
- In customer engagement, in addition to horizontal solutions, there is a need to address integrated, dynamic and very complex processes with purpose built robotics
- Verint is a customer engagement process automation leader
  - Leading with robotics purpose built for customer engagement
  - Combining automation innovation with domain expertise

Verint Automation Leadership

Combining Automation Innovation with Domain Expertise

Innovation	Domain Experience
Machine Learning Natural Language Processing Artificial Intelligence Robotics Analytics	Workforce Engagement Intelligent Self-service Voice of the Customer Compliance and Fraud

Innovation at a Fast Pace with Quarterly Enhancements
150 Automation Patents Filed in Last 24 Months

Verint Go-to-Market: Monetizing Automation

- Opportunity #1: Automation for Existing Customer Processes

Go-to-Market	Value to Customers	Value to Verint
Verint Solution Upgrades	Upgrade Increases ROI	Higher Competitive Displacements
Launching New Offerings	New ROI Opportunities	Incremental Growth Opportunities

- Opportunity #2: Automation for Process Transformation
  - Process transformation can drive significant ROI across the enterprise
  - "Adding pieces to the puzzle" - deploying the Verint Cloud Platform over time

Delivering Customer Value Through Automation

Financial Services	Healthcare	Retail	Telecom
FUNCTION: Contact Center OBJECTIVE: Improve quality and consistency of customer experience	FUNCTION: Digital Operations OBJECTIVE: Elevate customer experience and build loyalty in competitive pharmaceutical market	FUNCTION: Marketing OBJECTIVE: Leverage the voice of the customer to increase revenue on their digital assets	FUNCTION: Compliance OBJECTIVE: Ensure customer data protection and avoid penalties
VERINT SOLUTION Deployed Verint Hybrid Workforce Engagement solution to automatically capture and analyze interactions and recommend next best actions in real-time Ensured adherence to processes across millions of interactions to improve operational efficiencies	VERINT SOLUTION Deployed Verint Automated Self Service solution to automatically answer patient's medical questions intelligently Provided a better patient experience and elevated patient relationship without adding headcount	VERINT SOLUTION Deployed Verint Voice of the Customer Insights solution to transform digital interactions into valuable insights to automatically identify lost revenue opportunities Improved digital customer journeys to increase purchases and drive revenue	VERINT SOLUTION Deployed Verint Fraud and Compliance solution to automatically evaluate 10 million+ customer interactions per year to detect compliance issues Enabled analysis of 100% of interactions without additional headcount – prior manual method only covered 3% of interactions and created significant financial exposure

Appendices

About Non-GAAP Financial Measures

The following tables include reconciliations of certain CES financial measures not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), consisting of CES non-GAAP revenue, CES non-GAAP cloud revenue, CES non-GAAP operating income and operating margin, CES adjusted EBITDA, estimated CES GAAP and non-GAAP fully allocated gross margins, and CES estimated non-GAAP fully allocated operating margins and estimated fully allocated adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

- facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
- facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
- allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

About Non-GAAP Financial Measures

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

- Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company's revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.
- Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.
- Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

About Non-GAAP Financial Measures

- Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.
- Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Customer Engagement Cloud and Recurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of initial and renewal post contract support, SaaS subscription licenses, and managed services, which are recognized over time.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS subscription licenses and managed services, which are recognized over time.

We believe that recurring revenue and cloud revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see "Revenue adjustments" above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

About Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Financial Outlook

Our non-GAAP Customer Engagement three-year targets exclude various GAAP measures, including:

- Amortization of intangible assets.
- Stock-based compensation expenses.
- Revenue adjustments.
- Acquisition expenses.
- Restructuring expenses.

We are unable, without unreasonable efforts, to provide a reconciliation for these GAAP measures which are excluded from our non-GAAP Customer Engagement three-year targets, due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items.

Our non-GAAP Customer Engagement three-year targets reflect foreign currency exchange rates approximately consistent with current rates.

CES GAAP to Non-GAAP Revenue

($ in millions)

	Year Ended January 31, 2019		
	Nonrecurring	Recurring	Total
GAAP revenue	$ 330.6	$ 465.7	$ 796.3
Revenue adjustments	-	15.1	15.1
Non-GAAP revenue	$ 330.6	$ 480.7	$ 811.3

Note: Amounts may not cross foot due to rounding.

CES GAAP to Non-GAAP Cloud Revenue

($ in millions)

	Year Ended January 31, 2019
Cloud revenue - GAAP	$ 150.7
Estimated revenue adjustments	14.7
Cloud revenue - Non-GAAP	$ 165.4

Estimated CES GAAP to Non-GAAP Fully Allocated Gross Margins

($ in millions)

	Year Ended January 31, 2019		
Customer Engagement	Nonrecurring	Recurring	Total
GAAP gross profit	$ 176.1	$ 345.0	$ 521.1
GAAP gross margin	53.3%	74.1%	65.4%
Revenue adjustments	-	15.1	15.1
Amortization of acquired technology	7.3	10.7	18.0
Stock-based compensation expenses	1.8	2.6	4.4
Acquisition expenses, net	0.1	0.1	0.2
Restructuring expenses	0.4	0.6	1.0
Non-GAAP gross profit	$ 185.7	$ 374.1	$ 559.8
Non-GAAP gross margin	56.2%	77.8%	69.0%

Note: Amounts may not cross foot due to rounding.

Estimated CES Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA

($ in millions)

	Year Ended January 31, 2019
Non-GAAP segment revenue	$ 811.3
Segment contribution (1)	316.8
Estimated allocation of shared support expenses (2)	106.9
Estimated non-GAAP operating income	209.9
Depreciation and amortization (3)	19.4
Estimated adjusted EBITDA	$ 229.3
Estimated non-GAAP fully allocated operating margin	25.9%
Estimated fully allocated adjusted EBITDA margin	28.3%

Note: Amounts may not cross foot due to rounding.

(1) See footnote 16 to our Form 10-K for the year ended January 31, 2019

(2) When determining segment contribution, we do not allocate "Shared support expenses" which are provided by shared resources or are otherwise generally not controlled by segment management, the majority of which are expenses for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and also include occupancy expenses, procurement, manufacturing support, and logistics expenses. For the year ended January 31, 2019 expenses are allocated proportionally to our year ended January 31, 2019 annual non-GAAP segment revenue which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally to our non-GAAP segment revenue for the years ended January 31, 2019, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Thank You

VERINT®